Exhibit 10.2

                                PROMISSORY NOTE

$10,000,000.00                                                 November 29, 2000
                                                      Philadelphia, Pennsylvania

FOR VALUE RECEIVED, TURNBERRY/REALEN CHERRY HILL LLC, a Delaware limited liability company (the "Maker"), promises to pay to the order of GSRT, LLC, a Delaware limited liability company (the "Payee"), the principal sum of Ten Million Dollars ($10,000,000) (the "Note Amount") in lawful money of the United States of America and to pay interest in like money from the date hereof on the unpaid balance hereof at the rates, in the amounts and at the times set forth below.

1. PAYMENTS OF PRINCIPAL AND INTEREST:

    1.1 Payments before Maturity

      (a) Principal.

        (i) Subject to exercise by the Payee of its right to convert this Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Agreement between the Maker and the Payee of even date herewith (the "Note Agreement"), the principal of (and interest on) this Note shall be paid in full, in the amounts described in paragraphs (a), (b), (c) and (d) of Section 1.2 below, upon the occurrence of a sale of all of the real property of the Maker in a bona fide, arm's length transaction to a third party who is not a member or Affiliate (as defined in the Note Agreement) of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker, or, at the option of the Payee, upon any earlier sale of all of the real property of the Maker to a member or Affiliate of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker or dissolution of the Maker.

        (ii) Once the Maker has made aggregate distributions to its members, their successors and assigns (collectively, "Members") cumulatively from the Maker's inception, equal to the aggregate capital contributions made by Members of the Maker to the Maker plus the Section 1.1(a) Return (as hereinafter defined) thereon, then (x) 100% of the Maker's Distributable Cash (as hereinafter defined) shall be paid to the Payee hereunder and applied in accordance with Section 1.4 below, until such time as the unpaid principal of the Note (equal to the Note Amount) is reduced to $1,000,000, and (y) the Maker will not make any distributions to its Members until the Payee has received aggregate payments of principal and interest under this Section 1.1(a)(ii) and
Section 1.1(b)(i) below equal to the Note Amount, whereupon the Maker will be permitted to make distributions to Members as and to the extent permitted by
Section 1.1(b)(ii) below.

        The "Section 1.1(a) Return" is a return calculated on Members' Adjusted Capital Contributions (as hereinafter defined) from time to time invested in the Maker, equal to thirty three and one-third percent (33-1/3%) per annum on Special Adjusted Capital Contributions and fifteen percent (15%) per annum on Regular Adjusted Capital Contributions (as each such term is defined below). For the purposes of this Note, distributions to Members will be applied first, to pay any accrued but unpaid Section 1.1(a) Return on Special Adjusted Capital Contributions, second to pay any accrued but unpaid Section 1.1(a) Return on Regular Adjusted Capital Contributions, third to


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repay the Members' Special Adjusted  Capital  Contributions  and fourth to repay the Members' Regular Adjusted Capital Contributions.

        "Regular Adjusted Capital Contributions" means, at any time, Adjusted Capital Contributions other than Special Adjusted Capital Contributions. "Special Adjusted Capital Contributions" means, at any time, the lesser of (A) Adjusted Capital Contributions at such time or (B) the aggregate amounts actually spent by the Maker (or by its Members on behalf of the Maker) for Subject Costs and Expenses (as defined in Section 5.10 of the Note Agreement) minus $1 million and minus the aggregate amount of distributions (other than distributions required to be applied to pay the Section 1.1(a) Return) theretofore made by the Maker to its Members. (In other words, the amount of Special Adjusted Capital Contributions is the aggregate amount in excess of $1 million actually spent by the Maker or its Members on Subject Costs and Expenses less aggregate distributions (except distributions constituting the Section 1.1(a) Return) previously made by the Maker to its Members, except that the amount of Special Adjusted Capital Contributions can never exceed Adjusted Capital Contributions).

        The Members' "Adjusted Capital Contributions" means, at any time, the amount by which the Members' aggregate capital contributions to the Maker exceed aggregate distributions (other than distributions required to be applied to pay the Section 1.1(a) Return) previously made by the Maker to its Members. For purposes hereof, loans by Members of Maker, any Affiliate (as defined in the Note Agreement) of a Member or any Material Related Person (as defined in the Note Agreement) shall be deemed to be capital contributions to Maker and all payments of principal of such loans shall be deemed to be distributions by Maker to its Members.

        "Distributable Cash" means, for any period for which the same is being determined, the excess, if any, of (1) the sum of (x) the gross cash receipts of the Maker during such period (including, without limitation, operating revenue, proceeds of the sale or exchange of any capital asset or of all or substantially all of the Maker's assets, proceeds of a condemnation, recovery of damage awards or insurance proceeds, and proceeds of any borrowing, mortgage, or refinancing),
(y) all cash contributed during such period to the Maker by its Members, and (z) any amount released during such period from any reserves maintained by the Maker, over (2) the sum of (x) all cash expenditures and disbursements of all kinds of the Maker during such period, including payments of interest and principal on the Maker's borrowings (except, in the case of this Note, excluding payments of Participation Interest, Default Interest, Shared Appreciation, principal and late charges but including any payment to the Payee under Section 7 hereof) and including disbursements for operating expenses, general and administrative expenses, capital expenditures (including amounts expended in connection with the purchase of the Cherry Hill Property, as such term is defined in the Note Agreement) and other costs incidental to the business or management of the Maker, and (y) amounts added during such period to, or set aside during such period for, a reserve for working capital, contingencies, replacements or capital expenditures of the Maker; provided that in no event shall Distributable Cash be reduced by (i) distributions or other amounts paid to Members of the Maker or their Affiliates (except for fees for services to the extent expressly permitted by the Note Agreement or approved in writing by the Payee) or (ii) expenditures prohibited by Section 4.1(a) or (b) of the Note Agreement.



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        (iii) The Section  1.1(a)  Return  described  above is predicated on the understanding between the Maker and the Payee that $23 million of costs and expenses incurred by the Maker and/or its Members in acquiring and developing the Premises and constructing improvements thereto (including demolition of existing structures and improvements) will be funded by loans from financial institutions directly to the Maker, rather than by loans to Members of the Maker (or to partners of Members) the proceeds of which are advanced as capital contributions or loans to the Maker. To the extent that less than $23 million in loans from financial institutions is made to the Maker for the presently anticipated costs of acquisition, development and construction in respect of the Premises and such shortfall is made up by capital contributions by Members of the Maker and/or by loans from Members of the Maker, any Affiliate (as defined in the Note Agreement) of a Member or any Material Related Person (as defined in the Note Agreement), the Section 1.1(a) Return shall be adjusted by reducing the annual rate of return on such shortfall under $23 million to a rate no greater than the annual rate of interest charged from time to time to the Members of the Maker or to partners of the Members of the Maker on loans from financial institutions the proceeds of which (in whole or in part) are used to make capital contributions to the Maker or are re-lent to the Maker. Further, no
Section 1.1(a) Return shall be permitted on any capital contribution or loan to Payee which is not made in good faith and is not reasonably necessary to the Payee's business.

        (iv) Except for principal required to be paid pursuant to Section 1.1(a)(i) above or upon acceleration of this Note by the Payee during the existence of an Event of Default (as defined in Section 5 of this Note), the principal of this Note shall not be paid or prepaid in full prior to the Maturity Date (as defined in Section 1.2) without the written consent of the Payee. The Maker may from time to time make a partial prepayment of principal out of its Distributable Cash until the Note Amount is reduced to $1,000,000, upon and after which any amount of principal purported to be paid or prepaid by the Maker prior to the Maturity Date (as hereinafter defined) shall be deemed to constitute an advance payment on account of Participation Interest under Section 1.1(b) hereof.


     (b) Interest. Interest shall accrue hereunder monthly (but, except for interest payable at maturity, by acceleration or otherwise, and Default Interest accruing during the continuation of an Event of Default, will only be payable from Distributable Cash) at the annual rate of 22%, such rate to be adjusted upwards or downwards periodically to equal Participation Interest (and also to be adjusted at and after the Maturity Date to equal Bonus Interest and any Default Interest). The Maker shall pay to the Payee Participation Interest payments as follows:

        (i) Once the Adjusted Capital Contributions of the Members of the Maker have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million, then (x) 100% of the Maker's Distributable Cash will be paid as Participation Interest to the Payee until the Payee has received aggregate payments of Participation Interest equal to $1 million; and (y) the Maker will not make any distributions to its Members until the Payee has received $1 million in Participation Interest under this Section 1.1(b)(i), whereupon the Maker will be permitted to make distributions to its Members as and to the extent permitted by Section 1.1(b)(ii) below.



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        (ii) Once the Adjusted Capital Contributions of the Members of the Maker
have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million and the Maker has paid $1 million of Participation Interest pursuant to Section 1.1(b)(i) above:
Participation Interest shall be paid to the Payee from time to time in each case in an amount equal to thirty-three and one-third percent (33 1/3%) of the Maker's Distributable Cash; and the Maker will not make any distributions to its Members except, concurrently with making each such Participation Interest payment, if no Event of Default exists, the remaining 66 2/3% of such Distributable Cash may be distributed to Members (but the existence of such Event of Default and resulting prohibition against distributions to Members of the Maker shall not affect required payments of Participation Interest, and 100% of Distributable Cash shall be applied to pay Participation Interest until all amounts due to the Payee hereunder shall have been paid in full).

     (c) Determination of Distributable Cash. After Adjusted Capital Contributions have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to the Maker's Members, payments of principal and Participation Interest under Sections 1.1(a)(ii) and 1.1(b) shall be made to the Payee from time to time as and when Distributable Cash is determined (which determination shall be made not less frequently than annually) by the managing member or other manager of the Company, but, in the case of payments of Participation Interest under Section 1.1(b)(ii), in no event shall such payments be made less frequently than whenever a distribution is made by the Maker to its Members, until this Note shall have been paid in full. An annual reconciliation between any amounts paid during each calendar year and any amount due for such calendar year shall be made on or before February 28 of the year immediately subsequent to the subject calendar year and also on and as of the Maturity Date. The Maker will provide to the Payee on or before January 31 of each year, beginning January 31, 2001, such financial information as is reasonably necessary or requested by the Payee to reconcile the actual principal and/or Participation Interest due for the previous calendar year against the amount(s) thereof calculated by the Maker quarterly as aforesaid. If the reconciliation discloses an excess or deficiency in the principal or Participation Interest payments, if any, made with respect to the subject calendar year, then (x) in the event of an excess, the next payments due to the Payee by the Maker under this Note shall have credited against them the amount of the excess, and (y) in the event of a deficiency, the Maker shall pay to the Payee, within five business days after the Maker's receipt of the reconciliation, the full amount of the deficiency, together with interest at 15% per annum on the deficiency from January 15 until payment in full is received by the Payee.

    1.2 Payment Upon Maturity: Except as otherwise expressly provided in this Note, the Note Agreement or any agreement or instrument securing payment of this Note (this Note, the Note Agreement and any such security agreement or instrument being herein collectively called the "Note Documents"), the entire unpaid principal balance of this Note, together with accrued but unpaid Participation Interest and all other interest, sums and costs payable by the Maker to the Payee pursuant to the terms of the Note Documents shall be due and payable on the fifteenth anniversary of the date hereof (such date, together with the date payment of the entire amount of this Note shall become due under
Section 1.1(a)(i) or by acceleration, being hereinafter called the "Maturity Date"), without presentment, notice or demand, as follows:



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        Upon the Maturity Date, provided there has not been a conversion of this
Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Agreement (and subject to the subordination provisions of Section 7.20 of the Note Purchase Agreement), the Maker's obligations under this Note shall be satisfied upon the payment of an amount equal to the sum of the following:


        (a) The Maker shall pay to the Payee any Participation Interest due but unpaid at such time, if the Maker shall have made distributions to its Members in violation of any provision of Section 1.1(b) hereof.

        (b) The Maker shall pay to the Payee an amount equal to the excess (if any) of the Note Amount over the aggregate amount of interest and principal payments theretofore made (including but not limited to any payment made under Section 1.2(a) above) by the Maker to the Payee under this Note.

        (c) After satisfaction of (a) and (b) above, the Maker shall pay to the Payee (as "Bonus Interest" and/or principal, as described in Section 1.4 below) an amount (the "Shared Appreciation") equal to thirty three and one-third percent (33 1/3%) of the Residual Value (as defined below) of the Maker. For purposes of this Note, "Residual Value" shall mean the fair market value of the Maker's assets minus (i) the amount of its liabilities (other than this Note) which, in accordance with generally accepted accounting principles consistently applied by Maker, should be reflected on a balance sheet of the Maker as of the Maturity Date, (ii) the amounts required to be paid to the Payee by Section 1.2(a) and (b) on the Maturity Date, and (iii) an amount equal to the Adjusted Capital Contributions (if any) of Members of the Maker and any accrued but unpaid Section 1.1(a) Return thereon. If the parties have not reached an agreement on fair market value of the Maker's assets at least 180 days prior to the Maturity Date, then, at the request of the Maker or the Payee, the fair market value shall be determined (subject to the parties agreeing to the fair market value on or before the Maturity Date) as soon as reasonably possible prior to the Maturity Date by either (x) a mutually acceptable appraiser or (y) the average of two certified appraisals derived from the Valuation Process set forth in Section 1.3 below.

        (d) Any unpaid late payment charges and Default Interest due and unpaid under Sections 2 and 5.3 hereof.

        Notwithstanding any provision of this Note to the contrary, the Maker will not make any distributions to its Members on or after the Maturity Date unless and until all amounts due to the Payee hereunder shall have been paid in full.

    1.3 Valuation Process: The "Valuation Process" shall mean the appraisal process for determining the fair market value of the Maker's assets that may be instituted at the request of either party if the parties have not agreed on a fair market value or selected a mutually acceptable appraiser on or before 180 days prior to the Maturity Date. Within five business days after the institution of the Valuation Process, each party shall submit the name of an MAI appraiser and these two appraisers shall select a third appraiser within five business days after the designation of the second initial appraiser. Each appraiser shall submit an appraisal of the Maker's assets, using the parameters set forth below, within 60 days after the third appraiser is selected. The average of these three



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appraisals shall be the fair market value,  except if any one of such appraisals is more than 120%, or less than 80%, of the average of the two closest appraisals, then such appraisal shall be disregarded and the average of the other two appraisals shall be the fair market value. The Payee and the Maker shall each pay for the appraiser it selects and shall pay equally for the third appraiser. Each appraiser shall be instructed to determine the value of the Maker's assets: (i) free and clear of all encumbrances or liens securing the payment of money; (ii) without regard to any pending or threatened foreclosure proceeding by Payee or any bids made at foreclosure; (iii) taking into account the future earning capacity of the properties of the Maker by application (in the case of real properties) of generally accepted appraisal procedures including, in any case, a discounted cash flow analysis; and (iv) otherwise in accordance with MAI standards. All assets of the Maker at the Maturity Date, including (without limitation) cash, notes receivable and investments, shall be included in determining the fair market value. There then should be subtracted from the fair market value of the Maker's assets, determined as aforesaid, all liabilities of the Maker (except this Note) which, in accordance with generally accepted accounting principles consistently applied, should be reflected on a balance sheet of the Maker as of the Maturity Date.

    1.4 Manner of Payment; Application of Payments:

All payments and prepayments by the Maker under this Note shall be made by wire transfer to the Payee in accordance with wire transfer instructions provided by the Payee. All payments and prepayments shall be applied first to principal until the unpaid principal amount of this Note (the Note Amount) is reduced to $1,000,000; thereafter, all payments and prepayments (such prepayments being deemed, pursuant to Section 1.1(a)(iii) above, to constitute advance payments on account of Participation Interest) under this Note shall be applied solely to interest and any late charges, except that the last $1,000,000 received by the Payee under this Note upon and after the Maturity Date shall be applied to principal.

2. LATE CHARGE: In the event that any interest of any type or principal under this Note is not paid when due at a time when the Maker shall make a distribution to its Members in violation of any provision of Section 1.1(a)(ii), 1.1(b) or 1.2 hereof, the Maker shall pay to the Payee a late charge in an amount equal to 4% of the principal and/or interest then due under this Note to cover the additional expense incident to such delinquency. This provision shall not be construed to obligate the Payee to accept any overdue installment or to limit the Payee's rights and remedies for the Maker's default as set forth in this Note.

3. USURY LIMITATIONS: Notwithstanding any provision of this Note to the contrary, the interest payable under this Note shall not in any event exceed the maximum rate of interest permitted to be charged under any applicable usury statute or regulation. If any claim is made by the Maker or any successor or Member of the Maker or other person or entity claiming through the Maker that interest payable hereunder for any period exceeds, in whole or in part, the maximum rate of interest permitted by any applicable law, then the Payee's right to convert this Note into an equity interest in the Maker pursuant to Section
6.1 of the Note Agreement shall be accelerated so as to become immediately and at any time thereafter exercisable, and if exercised, this Note shall be converted into a membership interest in the Maker effective as of the beginning of the interest period for which interest hereunder is claimed to be usurious or violative of such law and otherwise on terms described in Section 6.1 of the Note Agreement. If this Note is subject to a law which sets maximum interest charges and that law is finally interpreted so that, notwithstanding any conversion of this



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Note to equity, the interest or other charges collected or to be collected under this Note exceeds the permitted limits, then (i) any such interest or other charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Payee may choose to make such refund by reducing the principal owed under this Note or by making a direct payment to the Maker. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under this Note.

4. NOTE DOCUMENTS: This Note has been issued and accepted on the terms and conditions of and is secured by the Note Agreement and certain other documents (collectively with the Note, the "Note Documents"), including, inter alia, a Security Agreement dated as of even date herewith (the "Security Agreement"), with respect to the Distributable Cash and Members' rights to distributions in the Maker. Any failure by the Maker to comply with the terms, covenants or conditions of the Note Documents, or any of them, after the expiration of any applicable grace period, shall constitute an Event of Default under this Note.

5. EVENTS OF DEFAULT:

    5.1 In addition to the default set forth in Section 4 above, any one or more of the following shall constitute an "Event of Default" under this Note:

        (a) If the Maker shall fail to pay any of the interest or principal due hereunder either (i) at a time when the Maker shall make a distribution to its members in violation of any provision of Section 1.1(a)(ii) or 1.1(b) hereof, unless such violation shall be cured within one (1) business day, or (ii) on the earlier of the 15th anniversary of the date hereof or the Maker's sale of all of its real property; or

        (b) Failure of the Maker to pay any other principal, interest or other sum on the date when it is due under this Note if such failure shall continue without being fully cured for ten (10) days after notice thereof is given by the Payee to the Maker; or

        (c) The nonperformance by any Member of the Maker of, or noncompliance by any Member of the Maker with, any provision of the Security Agreement, or the nonperformance by the Maker of, or noncompliance by the Maker with, any agreement, condition, covenant, provision or stipulation contained in any Note Document, if in any such case such nonperformance or noncompliance shall continue for a period of twenty (20) days after notice of such default is delivered to the Maker by the Payee, or if the default is a non-monetary default and is capable of being remedied but cannot reasonably be remedied within the twenty (20) day period, then the Maker or Member, as applicable, shall have such additional time as is reasonably necessary to complete the remedy, but in no event greater than ninety (90) days from the date of the Maker's receipt of notice of the default, so long as the Maker or Member commences remedial actions during the initial twenty (20) day period and diligently and vigorously prosecutes the remedy to completion during such ninety (90) day period; or

        (d) If any representation or warranty made by the Maker or any Member of the Maker in the Note Documents shall be untrue in any material respect when made; or



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        (e) If the Maker  shall  make a general  assignment  for the  benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any relief under any present or future statute, law or regulation, relating to bankruptcy or insolvency or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee or receiver of the Maker or any material part of its properties; or

        (f) If, within sixty (60) days after the commencement of any proceeding against the Maker seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Maker, of any trustee or receiver of the Maker or of any material part of its properties, such appointment shall not have been vacated.

    5.2 If an Event of Default specified in Section 5.1(a), (b), (c) or (d) above shall exist, 100% of the Maker's Distributable Cash shall be applied to pay amounts due and payable under the Note Documents and no distributions shall be made to Members of the Maker until all such amounts due to the Payee shall have been paid in full (whereupon distributions to the Members may be made to the extent permitted by Sections 1.1(a)(ii), 1.1(b)(ii) and the last paragraph of Section 1.2 of this Note). If any Event of Default shall exist, the Payee may forthwith, and without further delay undertake any one or more of the actions or remedies specified in the Security Agreement or other Note Documents or available at law or in equity, except that, subject to the next sentence, acceleration of payment of this Note prior to the Maturity Date shall not be a remedy available to the Payee. If an Event of Default specified in Section 5.1(a)(i) above shall exist which shall not have been cured within ten days after written notice of such Event of Default shall have been given to the Maker, then, subject to Section 7.20 of the Note Agreement, the entire unpaid balance of the principal, any accrued but unpaid interest and all other sums evidenced by this Note (including but not limited to Shared Appreciation and other sums payable at maturity under Section 1.2 calculated as if the date of acceleration were the Maturity Date hereunder), at the option of the Payee, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

        In the  event of the  occurrence  of an Event of  Default  described  in
Section 5.1(c) above (other than such an Event of Default which resulted from an occurrence, event or act of a third person beyond the control of the Maker or of any member or Affiliate of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker) which has the effect of reducing the amount of Distributable Cash otherwise available to the Maker or the Residual Value of the Maker, the amount payable under this Note shall include, without limitation, 33-1/3% of the amount of such reduction in Distributable Cash and/or Residual Value, as applicable.

        All costs of collection of this Note and (if the Payee is the prevailing party) enforcement of the Note Documents incurred by the Payee, including reasonable attorneys' fees and court costs, shall be paid by the Maker and such payment shall be secured by the Security Agreement.



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    5.3 In addition to the  above-stated  rates of  interest,  after an Event of
Default described in Section 5.1(a) or 5.1(b) shall continue to exist for a period of thirty (30) days, default interest ("Default Interest") on the amounts due and payable to the Payee hereunder shall accrue and be payable at a rate which is equal to fifteen percent (15%) per annum (the



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"Default  Rate").  Default Interest at the Default Rate shall continue to accrue on any judgment entered on this Note until the judgment and interest and costs have been paid in full.

        The  remedies  of the  Payee  provided  in  this  Note  and in the  Note
Documents shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

6. WAIVERS: The Maker and all endorsers, sureties and guarantors waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Liability under this Note shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee.

7. TAXES: The Maker shall pay the cost of any revenue, tax or other stamps now or in the future required by law at any time to be affixed to this Note or any Note Document and if any such taxes shall be imposed with respect to debts evidenced or secured by the Note Documents, or with respect to notes evidencing such debts, the Maker agrees to pay such taxes or to reimburse the Payee upon demand the amount of such taxes paid by the Payee, whether or not Distributable Cash then exists.

8.JURISDICTION: The Maker irrevocably consents to the non-exclusive jurisdiction of any of the courts of the State of New Jersey and Delaware and of any federal courts located therein and agrees that the Payee may bring suit against the Maker in any of such courts. The Maker also waives the right to bring any counterclaims against the Payee in any suit or action in any court of law or equity in which the Payee and the Maker are adverse parties.

9. MISCELLANEOUS:

    9.1 Successors and Assigns. The words the "Payee" and the "Maker" whenever occurring herein shall be deemed and construed to include the respective successors and assigns of the Payee and the Maker.

    9.2 Governing Law. This instrument is made in and shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

    9.3 Notices: All notices permitted or required under this Note shall be in writing, and shall be (a) sent by registered or certified mail, postage prepaid,
(b) sent by a national overnight courier service, (c) sent by facsimile transmission (with electronic confirmation), or (d) hand delivered, addressed to the addressee at the addresses set forth below:



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        If to the Maker:            Realen-Turnberry/Cherry Hill, LLC
                                    c/o Realen Garden State Park
                                    Associates, L.P.
                                    1000 Chesterbrook Blvd., Suite 100
                                    Berwyn,  PA  19312
                                    Attention: Mr. Dennis Maloomian
                                    Fax:                         , and
                                    c/o  Soffer/Cherry Hill, LLC
                                    19495 Biscayne Boulevard, Suite 500
                                    Aventura, FL 33180
                                    Attention:  Mr. Jeffrey Soffer
                                    Fax:

        with copies to:             Soffer/Cherry Hill, LLC
                                    19495 Biscayne Boulevard, Suite 400
                                    Aventura, FL 33180
                                    Attention: Legal Department
                                    Fax: (305) 933-5535, and

                                    Jack D. Weiner, Esquire
                                    Askot & Weiner
                                    The Belgravia
                                    1811 Chestnut Street, Suite 701
                                    Philadelphia, PA  19103
                                    Fax:  (215) 972-0838

        If to Payee:                GSRT, LLC
                                    Garden State Park
                                    Route 70 and Haddonfield Road
                                    Cherry Hill, NJ 08034
                                    Attention: Mr. Francis W. Murray
                                    Fax: (856) 488-7585

        with a copy to:             David S. Petkun, Esquire
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia, PA 19103
                                    Fax: (215) 665-2013

or at such other address as the addressee may designate by notice given in accordance with this paragraph.

        Notices shall be deemed received by the addressee (a) if sent by mail, two business days after properly delivered to the U.S. Postal Service, (b) if sent by overnight courier, one business day after delivered to the overnight courier service, (c) if transmitted by facsimile, upon proper transmission to the addressee, and (d) if hand delivered, upon delivery.



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10.  NON-RECOURSE  LIABILITY OF MAKER'S MEMBERS: No Member of the Maker shall be personally liable for any of the indebtedness evidenced by this Note. However, each such Member is granting a security interest in distributions from the Maker payable to or (except for distributions which are not prohibited by the terms of this Note) received by such Member as provided in the Security Agreement, and each Member of the Maker shall be liable to the extent of any distributions received by such Member in violation of the terms hereof.

11. RESIGNATION OF MEMBER: If, upon resignation of a Member, the resigned Member would have a right to receive the fair value of its interest in the Maker, then the Payee shall have the right to sell this Note to the Company at any time for a purchase price, payable in cash, equal to the fair value of a 33 1/3% interest in the Maker.

        IN WITNESS WHEREOF, the Maker has duly executed this Note under seal the day and year first above mentioned.

                        REALEN-TURNBERRY/CHERRY HILL, LLC,
                        a Delaware limited liability company

                        By: REALEN-TURNBERRY/CHERRY HILL
                            ASSOCIATES, a Delaware general partnership,
                            its Sole Member

                                 By: REALEN GARDEN STATE PARK
                                     ASSOCIATES, L.P., a Pennsylvania
                                     limited partnership, General Partner

                                     By: REALEN GSGP, INC.,
                                         a Pennsylvania corporation,
                                         its sole General Partner

                                         By: s/Dennis Maloomian
                                             Dennis Maloomian,
                                             President

                                 By: SOFFER/CHERRY HILL
                                     PARTNERS, LIMITED
                                     PARTNERSHIP, a Florida
                                     limited partnership, General Partner

                                     By: SOFFER/CHERRY HILL,LLC,
                                         a Florida limited
                                         liability company,
                                         its sole General Partner

                                         By: s/Jeffrey Soffer
                                             Jeffrey Soffer, Managing
                                             Member



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